EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
OF ANTERO RESOURCES LLC
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Amendment No. 1 to the Annual Report on Form 10-K of Antero Resources LLC for the year ended December 31, 2011, I, Glen C. Warren, Jr., Chief Financial Officer of Antero Resources LLC, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.             This Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of Antero Resources LLC for the periods presented therein.

Date: April 11, 2012

/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Chief Financial Officer